                                                                    EXHIBIT 99.2

                                                                [EXECUTION COPY]

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                          BUSINESS TRANSFER AGREEMENT

                                 by and between

                            Amkor Technology Limited
                             (f/k/a C.I.L. Limited)

                            Anam Semiconductor, Inc.
                        (f/k/a Anam Industrial Co., Ltd.)

                                 Anam USA, Inc.

                             Amkor Technology, Inc.
                         (f/k/a Amkor Electronics, Inc.)

                          dated as of January 27, 2003

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

                           BUSINESS TRANSFER AGREEMENT

THIS BUSINESS TRANSFER AGREEMENT (this "Agreement"), dated as of January 27, 2003 (the "Effective Date") is entered into by and between AMKOR TECHNOLOGY, INC. ("Amkor") a Delaware corporation with a place of business at 1345 Enterprise Drive, West Chester, Pennsylvania 19380; AMKOR TECHNOLOGY LIMITED ("ATL"), a Cayman Islands corporation with a place of business at P.O. Box 10513 APO Georgetown, Grand Cayman, Cayman Islands; ANAM SEMICONDUCTOR, INC. ("ASI") a Korean corporation with a place of business at 891-10, Daechi-dong, Kangnam-gu, Seoul 133-523, Korea; and ANAM USA, INC. ("Anam USA") a Pennsylvania corporation with a place of business at 1345 Enterprise Drive, West Chester, Pennsylvania 19380 (each a "Party", collectively the "Parties").

                              W I T N E S S E T H:

         WHEREAS, ASI is engaged in the business of providing Foundry Services, and owns and operates a semiconductor foundry in Korea;

         WHEREAS, Amkor operates a foundry services business unit whereby it supplies Products to Customers utilizing Foundry Services provided by ASI (the "Foundry Services Business");

         WHEREAS, the Parties entered into a certain Foundry Agreement dated January 1, 1998, as amended, (the "Foundry Agreement") pursuant to which ASI manufactures semiconductor wafers and otherwise performs Foundry Services for Amkor;

         WHEREAS, ASI wishes to have Purchaser (as defined under Article 2 hereof) acquire of the Foundry Services Business from Amkor; and

         WHEREAS, Amkor wishes to transfer the Foundry Services Business to such Purchaser.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, the Parties hereby agree to transfer the Foundry Services Business in accordance with the terms and conditions herein.

                             ARTICLE 1. DEFINITIONS

         SECTION 1.1. DEFINITIONS. Any capitalized terms used, but not defined elsewhere in this Agreement shall have the meanings ascribed to them in this Section 1.1.

         (a) "Affiliate" of a Party means an entity that is controlled by such Party or by an entity controlling such Party. For the purposes of the foregoing, "control" means ownership, directly or indirectly, of at least 50% of the voting stock of the controlled entity.

         (b) "Assets" means those assets set forth in Schedule 1.10 which are to be transferred to Purchaser (as defined under Article 2 hereof) in connection with the transfer of the Foundry Services Business.

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

         (c) "Assumed Liabilities" means those liabilities to be assumed by Purchaser in connection with the transfer of the Foundry Services Business, which are set forth more specifically in Schedule 1.10.

         (d)      "Books and Records" shall have the meaning set forth in
Section 3.1(c).

         (e) "Change of Control" means, with respect to a Party: (A) the direct or indirect acquisition of either (i) the majority of the voting stock of such Party or (ii) all or substantially all of the assets of such Party, by another entity in a single transaction or series of related transactions; or (B) the merger of such Party with, or into, another entity. The reincorporation of a Party shall not be considered a Change of Control.

         (f) "Closing Date" shall be February 28, 2003, or such other date as the Parties mutually agree upon.

         (g) "Customer" means a third party with whom Amkor or ATL enters into a contractual arrangement to provide Foundry Services.

         (h) "Foundry Fees" shall have the meaning set forth in the Foundry Agreement.

         (i) "Foundry Services" means the manufacturing and testing of Products, including semiconductor wafers and die, and related services provided to a Customer.

         (j)      "Leases" means the real property leases set forth on Schedule
1.10.

         (k) "Products" means semiconductor wafers, die, and other materials or deliverables provided by Amkor and its affiliate for Customers.

         (l)      "Purchase Price" shall have the meaning set forth in Section
2.1.

         (m)      "Purchaser" shall have the meaning set forth in Section 2.1.

         (n) "Taxes" means all taxes, customs duty, charges, fees, levies or other assessments, including income, gross receipts, excise, property, stamp, registrations, sales, license, payroll, consumption, value added, withholding and franchise taxes and any secondary tax liability, imposed by Korea, the United States or any other country or any local government or taxing authority or political subdivision or agency thereof or therein, and such term shall include any interest, penalties or additions attributable to such taxes, charges, fees, levies or other assessments.

                       ARTICLE 2. PURCHASE PRICE & PAYMENT

         SECTION 2.1. FORMATION OF A U.S. SUBSIDIARY OF ASI AS PURCHASER. ASI shall establish in the United States a new subsidiary which will serve as the purchaser of the Foundry Service Business ("Purchaser") within three (3) weeks from the date following the Effective date.

         SECTION 2.2. PURCHASE PRICE. In consideration of Amkor's transfer of the Foundry Services Business, Purchaser shall pay Amkor a purchase price in the amount of US$62,000,000 (the "Purchase Price").

         SECTION 2.3. PAYMENT. On the Closing Date, Purchaser shall pay to Amkor the Purchase Price.

         SECTION 2.4.      FLOW OF FUNDS AMONG THE PARTIES.

         (a) The Parties of this Agreement shall agree to the following order of the flows of funds in cash or immediately available funds as of the Closing Date:

                           (i) Amkor shall make a payment in the amount of US$62,000,000 to Anam USA as its payment of accounts payable owed to Anam USA under the Foundry Agreement;

                           (ii) Immediately upon receipt of the payment by Amkor in the amount of US$62,000,000 as provided in (i) above, Anam USA shall remit US$62,000,000 to ASI as its payment of accounts payable owed to ASI under the Foundry Agreement;

                           (iii) Immediately upon receipt of the payment by Anam USA in the amount of US$62,000,000 as provided in (ii) above, ASI shall make capital injection into Purchaser in the amount that is at least equal to the Purchase Price; and

                           (iv) Immediately upon receipt of the capital injection by ASI in the amount that is at least equal to the Purchase Price as provided in (iii) above, Purchaser shall make the payment of the Purchase Price to Amkor as provided under Section 2.3 hereof.

         (b) The Parties agree that certain escrow arrangements are advisable to make certain that the funds shall flow as set forth in (a) above, and, in order to implement such escrow arrangements, the Parties shall negotiate in good faith to provide for details of such escrow arrangements prior to the Closing Date. The escrow arrangements shall require each of Amkor, Anam USA, ASI and Purchaser (x) to establish a bank account with the escrow agent which is a banking institution licensed to do business in the United States, (y) to give such escrow agent a payment instruction as noted in Section 2.4. (a) above prior to the Closing Date and (z) to authorize such escrow agent to make the flows of funds as noted in Section 2.4 (a) above, but not otherwise in any event: provided, however, that the fund flows as provided in Section 2.4 (a) (i) and
Section 2.4 (a) (ii) may be consolidated.

         (c) The Parties understand and agree that the Closing Date shall be a date on or after Amkor secures sufficient cash reserves from collection of the outstanding receivables due from the Clients to Amkor. After the Closing Date, Amkor shall remit to Anam USA any receivables collected from Customers. Such payments shall only be made as the receivables are actually collected in satisfaction of Amkor's outstanding payable to Anam USA.

         SECTION 2.5. APPROVALS. ASI shall be responsible for (i) initiating and complying with all relevant legal procedures and (ii) obtaining the Korean approvals (including but not limited to the approvals under the Foreign Exchange Transaction Act), necessary to establish Purchaser and cause Purchaser pay the Purchase Price to Amkor. In the event that for whatever reason ASI's fails to obtain such Korean approvals, the Parties to this Agreement shall negotiate in good faith an alternative structure to consummate the sale and purchase transaction provided hereunder. Further, ASI shall be jointly and severally liable (together with Purchaser) for the performance of the obligations of Purchaser under this Agreement, including the obligation to make the payment of the Purchase Price by Purchaser to Amkor.

                          ARTICLE 3. TRANSFER OF ASSETS

         SECTION 3.1. SALE AND PURCHASE. On the Closing Date, subject to the terms and conditions contained in this Agreement, and in consideration of Purchaser's payment of the Purchase Price and assumption of the Assumed Liabilities, Amkor shall (or shall cause its Affiliate to) sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall (or shall cause its Affiliate to) purchase and acquire from Amkor (or shall cause its Affiliate), all right, title and interest in and to the following assets of Amkor used in the Business (the "Transferred Assets"):

                  (a)  all personal property Assets set forth on Schedule 1.10;

                  (b) the real property Leases relating to the Foundry Services Business as set forth on Schedule 1.10;

                  (c) all marketing and other rights under the Foundry Agreement; and

                  (d) certain records relating solely and exclusively to the Foundry Services Business, including customer lists, drawings, notebooks, specifications, advertising and promotional materials, marketing materials, and engineering materials (the "Books and Records").

         SECTION 3.2. ASSUMPTION OF LIABILITIES. From and after the Closing Date, Purchaser shall assume, on the terms and subject to the conditions set forth herein, the obligations and liabilities set forth in Schedule 1.10 ("Assumed Liabilities").

         SECTION 3.3. NO WARRANTY. The Assets are sold to Purchaser strictly on an "as-is" basis. Except as otherwise specifically set forth in this Agreement, TO THE FULLEST EXTENT PERMITTED BY LAW, AMKOR HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, REGARDING ANY OF THE ASSETS, OR REGARDING THEIR MERCHANTABILITY OR THEIR FITNESS FOR ANY PARTICULAR PURPOSE. Purchaser hereby acknowledges and confirms that it has had the opportunity to inspect and has inspected the Assets and accepts them "as-is" and further will not hold Amkor (or its Affiliates) liable for any malfunctioning, irreparable or unusable state of the Assets.

         SECTION 3.4. Each Party shall use commercially reasonable efforts to facilitate the transfer of the Transferred Assets contemplated hereby.

         SECTION 3.5. ALLOCATION OF THE PURCHASE PRICE. Amkor and Purchaser covenant to use their respective best efforts to, on or prior to the Closing Date, agree on the allocation of the Purchase Price

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

on Assets among the equipment, current assets, transferred intellectual property, other assets and goodwill. Amkor and Purchaser shall (i) be bound by any Allocation for purposes of determining any Taxes, (ii) prepare and file its tax returns on a basis consistent with any Allocation, and (iii) take no position inconsistent with any Allocation on any applicable tax return or in any action before any governmental authority or otherwise. In the event that the Allocation is disputed by any governmental authority, the party receiving notice of the dispute shall promptly notify the other party hereto concerning resolution of the dispute. Amkor and Purchaser agree to cooperate fully to record and file any and all government filings to report information concerning amount of consideration in the transaction and its allocation among the assets.

                        ARTICLE 4. TRANSFER OF EMPLOYEES

         SECTION 4.1. On or before the Closing Date, Purchaser shall hire those employees of Amkor and/or its Affiliates which are set forth on Schedule
4.1. Such employment shall be on terms substantially similar to the employees' existing terms and conditions of employment. Amkor shall be responsible for payment of the severance obligations associated with any termination of such employees, as set forth in more detail in Schedule 4.1 hereto.

                         ARTICLE 5. TRANSITION SERVICES

         SECTION 5.1. Each Party shall use all commercially reasonable efforts to cooperate and assist in the transition of existing Customers to Purchaser. Such assistance and cooperation shall include transfer of the Customer billing function to Purchaser.

         SECTION 5.2. ASI shall provide, or cause any if its Affiliates to provide, reasonable access to documents, financial statements, etc. to the extent necessary to support any required future Amkor SEC filings, financial reporting requirements and similar obligations.

         SECTION 5.3. ASI shall use all commercially reasonable efforts to provide assistance and cooperation as necessary to support Amkor's collection of any outstanding amounts due from Customers, including, without limitation, those amounts due in connection with disputed warranty and similar claims.

         SECTION 5.4. Within five (5) days following execution of this Agreement, the Parties shall meet to discuss and develop an integration process to complete the transfer of the Transferred Assets to Purchaser, and terminate ASI's use of any IT databases and resources shared between AWFS, Amkor, and ASI (as detailed in Schedule 5.4). Such transition process shall be completed within a period not to exceed one hundred and twenty (120) days following the Closing Date.

         SECTION 5.5. Each Party shall otherwise use commercially reasonable efforts to do such other things and take such other actions as are necessary to effect the transactions contemplated by this Agreement.

                   ARTICLE 6. TERMINATION OF FOUNDRY AGREEMENT

         SECTION 6.1. Subject to Section 6.2, effective as of the Closing Date, the Foundry Agreement

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

shall terminate.

         SECTION 6.2. Notwithstanding anything to the contrary herein, the following provisions of the Foundry Agreement shall not be affected by termination of the Foundry Agreement, and such provisions shall survive termination of the Foundry Agreement and continue in full force and effect as if set forth in their entirety herein: Article 8 (Confidential Information);
Article 12 (Warranties); Article 13 (Indemnities).

         SECTION 6.3. This Agreement represents the full and final agreement and settlement between the Parties with respect to all obligations under the Foundry Agreement. Except with respect to those obligations specifically undertaken by the Parties as set forth in this Agreement, each Party, on behalf of itself and its Affiliates, hereby fully releases and discharges the other Parties and their Affiliates from any and all obligations under the Foundry Agreement, and waive any and all claims of any kind against the other Parties and their Affiliates arising under the Foundry Agreement.

                            ARTICLE 7. PENDING CLAIMS

         SECTION 7.1. Notwithstanding anything to the contrary herein, Purchaser shall assume and retain all responsibility and liability for any and all claims of any type, arising out of or relating in any way to its provision of Foundry Services to Amkor or its Affiliates under the Foundry Agreement prior to the Closing Date of this Agreement, including, without limitation, the pending Alcatel claim and pending litigation proceedings in Paris, France (Docket nos. 2002015641, 2002042245, 2002/10999, 2002024616).

                             ARTICLE 8. ARBITRATION

         SECTION 8.1.      ARBITRATION OF DISPUTES.

                  (a) Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, including any claim based on contract, tort or statute, shall be settled, at the request of any Party, by arbitration conducted in Philadelphia, Pennsylvania or such other location upon which the Parties may mutually agree, before and in accordance with the then-existing Rules of Commercial Arbitration of the American Arbitration Association ("AAA"), and judgment upon any award rendered by the arbitrator may be entered by any court having jurisdiction thereof.

                  (b) The Parties hereby consent to the jurisdiction of an arbitration panel and of the courts located in, and venue in, Philadelphia, Pennsylvania with respect to any dispute arising under this Agreement.

                  (c) Any controversy concerning whether a dispute is an arbitral dispute hereunder shall be determined by the one or more arbitrators selected in accordance with Section 8.3.

                  (d) The Parties intend that this agreement to arbitrate be valid, specifically enforceable and irrevocable.

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         SECTION 8.2.      INITIATION OF ARBITRATION. A Party may initiate
arbitration hereunder by filing a written demand for arbitration with each other Party to the dispute in accordance with Section 10.10 and with the AAA. Arbitration hereunder shall be conducted on a timely, expedited basis.

         SECTION 8.3. SELECTION OF ARBITRATOR. Any arbitration shall be held before a single arbitrator, who shall be selected in accordance with the procedures of the AAA, and shall be a member of the Large Complex Case Panel with significant intellectual property (patent and copyright) law and semiconductor manufacturing experience. If the Parties are unable to agree on a single arbitrator, then Amkor and ASI shall each select an arbitrator and such arbitrators shall select a third arbitrator. Such arbitration shall then be held before such three arbitrators.

         SECTION 8.4. AWARDS. The arbitrator(s) may, in its discretion, award to the prevailing Party in any arbitration proceeding commenced hereunder, and the court shall include in its judgment for the prevailing Party in any claim arising hereunder, the prevailing Party's costs and expenses (including expert witness expenses and reasonable attorneys' fees) of investigating, preparing and presenting such arbitration claim or cause of action.

                                ARTICLE 9. TAXES

         SECTION 9.1. TAX WITHHOLDING. If Purchaser is required by the relevant laws to deduct or withhold any sales and/or other Taxes payable with respect to the relevant part of the Purchase Price, and other Taxes in connection with the purchase or perfection of transfer of the Foundry Services Business or any of the Assets, Purchaser (i) may deduct or withhold, and shall pay such Taxes to the relevant tax authorities and (ii) shall provide Amkor with the receipts evidencing payment of such relevant Taxes within five (5) days from such payment.

         SECTION 9.2. GOVERNMENTAL APPROVAL. In execution and delivery of this Agreement and in performance of obligations hereunder, both Parties agree where material approvals from governmental entities (if any) are deemed appropriate or necessary by any Party to this Agreement, these items shall have been timely obtained.

                               ARTICLE 10. GENERAL

         SECTION 10.1. CONSTRUCTION. All references in this Agreement to "Articles," "Sections", "Schedules" and "Exhibits" refer to the articles, sections, schedules and exhibits of this Agreement. The words "hereof," "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any subdivision contained in this Agreement. The words "include" and "including" when used herein are not exclusive and mean "include, without limitation" and "including, without limitation," respectively.

         SECTION 10.2. INDEPENDENT CONTRACTORS. The Parties hereto are independent contractors. Nothing contained herein or done pursuant to this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever, or constitute the Parties as partners or joint venturers. Neither party shall have any authority to bind the other party to any contract with any third Party, except as specifically set forth herein.

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         SECTION 10.3.     ASSIGNABILITY. No Party shall assign or delegate this
Agreement, or any of its rights or duties hereunder, directly, indirectly, by operation of law, or otherwise, or in connection with a Change of Control, except to an Affiliate, and any such purported assignment or delegation shall be void, except with the express written consent of the other Parties, which consent shall not be unreasonably withheld. Without limiting the foregoing, any permitted assigns or successors of the Parties shall be bound by all terms and conditions of this Agreement and this Agreement shall inure to the benefit of such permitted successors or assigns.

         SECTION 10.4. AMENDMENT. No alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on any Party unless mutually assented to in writing by all Parties.

         SECTION 10.5. FORCE MAJEURE. No Party shall be liable for delay in performance or failure to perform, in whole or in part, to the extent due to labor dispute, strike, war or act of war, insurrection, riot, civil unrest, act of public enemy, fire, flood, or other acts of God, or the acts of any governmental authority, or other causes beyond the control of such Party. The Party experiencing such cause or delay shall immediately notify the other Parties of the circumstances which may prevent or significantly delay its performance hereunder, and shall use its best efforts to alleviate the effects of such cause or delay.

         SECTION 10.6. COMPLIANCE WITH LAWS. Each Party shall comply with all applicable United States and Korean laws, rules, statutes and regulations in performing its obligations hereunder.

         SECTION 10.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT REGARD TO THAT STATE'S LAW REGARDING CHOICE OF LAWS. THE UNITED NATIONS CONVENTION ON THE INTERNATIONAL SALE OF GOODS SHALL NOT APPLY TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 10.8. NO WAIVER . The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by any other Party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity thereof or a Party's right to enforce each and every such provision thereafter. The express waiver by a Party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

         SECTION 10.9. SEVERABILITY. If, for any reason, a court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent and economic effect of such provision.

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

         SECTION 10.10. NOTICES. All notices, requests, demands, waivers, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (i) when delivered by hand or confirmed facsimile transmission; (ii) one day after delivery by receipted overnight delivery; or (iii) four days after being mailed by certified or registered mail, return receipt requested, with postage prepaid to the appropriate address set forth at the beginning of this Agreement or to such other person or address as any Party shall furnish to the other Parties in writing pursuant to the above.

         SECTION 10.11. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         SECTION 10.12. COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute one and the same document.

         SECTION 10.13. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and permitted assigns.

         SECTION 10.14. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement shall confer any rights upon any person or entity other than the Parties hereto and their respective heirs, successors and permitted assigns.

         SECTION 10.15. LANGUAGE. This Agreement is entered into in the English language. In the event of any dispute concerning the construction or meaning of this Agreement, the text of the Agreement as written in the English language shall prevail over any translation of this Agreement that may have been or will be made.

         SECTION 10.16. APPROVALS. Each Party represents and warrants that it has obtained all necessary board and/or shareholder approvals and taken all other corporate action required to enter into this Agreement and consummate the transaction contemplated hereby.

         SECTION 10.17. ENTIRE AGREEMENT. The terms and conditions herein contained constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous and contemporaneous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof.

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

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives to be effective as of the date first above written.

AMKOR TECHNOLOGY, INC.                      AMKOR TECHNOLOGY LIMITED

By:    /s/ John Boruch                      By:   /s/ Kenneth Joyce
       __________________________                 __________________________

Name:      John Boruch                      Name:     Kenneth Joyce
       __________________________                 __________________________

Title:     President                        Title:    Director and Chairman
       __________________________                 __________________________

ANAM SEMICONDUCTOR, INC.                    ANAM USA, INC.

By:    /s/ Kwang Jo Ahn                     By:   /s/ Hong Taek Chung
       __________________________                 __________________________

Name:      Kwang Jo Ahn                     Name:     Hong Taek Chung
       __________________________                 __________________________

Title:     Senior Vice President            Title:    President
       __________________________                 __________________________

                                  SCHEDULE 1.10
                            PERSONAL PROPERTY ASSETS

                                  SEE ATTACHED

                   ORACLE
   LOCATION        ASSET #           DESCRIPTION
------------------------------------------------------------
BLDG & LHI.LHI
Santa Clara, CA    L12231       IBM THINKPAD AND ACCESSORIE
Santa Clara, CA    L12241       HP COLOR LASERJET PRINTER A
Santa Clara, CA    L12243       CPU DESKPRO AND ACCESSORIES
Santa Clara, CA    L12244       IBM THINKPAD AND ACCESSORIE
Santa Clara, CA    L12245       IBM THINKPAD AND ACCESSORIE
Santa Clara, CA    L12246       IBM THINKPAD AND ACCESSORIE
Santa Clara, CA    L12247       IBM THINKPAD AND ACCESSORIE
Santa Clara, CA    L12249       IBM THINKPAD AND ACCESSORIE
Santa Clara, CA    L12252       IBM THINKPAD AND ACCESSORIE
Santa Clara, CA    L12253       3 COMPAQ DESPROS AND MONITO
Santa Clara, CA    L12254       IBM CPU TPAD
Santa Clara, CA    L12262       2 IBM THINKPADS AND ACCESSO
Santa Clara, CA    L12276       SWI NETBUILDER2 EXBLT SYS
Santa Clara, CA    L12282       FIREWALL AND GOLD SERVICE
Santa Clara, CA    L12291       1GB MEMORY FOR E3000
Santa Clara, CA    L12293       10 NEC MONITORS AND 3 IBM T
Santa Clara, CA    L12312       10 CPU THINKPADS
Santa Clara, CA    L12317       4 SUN ULTRA AND 1 ULTRA 30
Santa Clara, CA    L12321       1GB MEMORY FOR E3000 AND SS
Santa Clara, CA    L12323       ENTERPRISE 3000 ENCLOSURE A

FURN & FIX.OFF EQUIP
Boise, ID          L12404       10 CUBICLES
Boise, ID          L12403       CUBICLE FURNITURE
Boise, ID          L12399       CUBICLES DELIVERED AND INST
Boise, ID          L12402       HERMAN MILLER FURNITURE
Boise, ID          L12398       VARIOUS FURNITURE PIECES
Boise, ID          L12401       OFFICE FURNITURE 50PCT DEPO
Boise, ID          L12395       3 OIL PAINTINGS
Boise, ID          L12391       EIGHT OFFICES OF FURNITURE
Boise, ID          L12389       HERMAN MILLER FURNITURE
Boise, ID          L12384       1 CONFERENCE TOP AND 11 CON
Boise, ID          L12377       5 CHAIRS
Boise, ID          L12381       CONFERENCE TOP
Boise, ID          L12380       SOFA AND 2 RECLINERS AND 11
Boise, ID          L12374       FURN. FOR C. MAROUN DESK
Boise, ID          L12372       2 CHAIRS AERON
Boise, ID          L12375       4 LEATHER CHAIRS
Boise, ID          L12371       CONFERENCE TABLE AND 6 CHAI
Boise, ID          L12370       6 SIDE CHAIRS FOXTROT EBONY
Boise, ID          L12369       BOOKCASE AND LATERAL FILE
Boise, ID          L12363       WORKBENCH
Boise, ID          L12365       2 EXECUTIVE MILESTONE CHAIR
Boise, ID          L12364       CREDENZA AND BRIDGE AND LAT
Boise, ID          L12366       HERMAN MILLER BRAND FURNITU
Boise, ID          L12362       2 MID BACK WAYFARE HUNTER
Boise, ID          L12361       LEXEC CHAIR AND CREDENZA AN
Boise, ID          L12343       2 DRAWER LATERAL FILE MA
Boise, ID          L12360       PEDESTAL
Boise, ID          L12359       FOXTROT MAHOGANY CHAIR
Boise, ID          L12358       EXEC CHAIR CRESCENDO SPRUCE
Boise, ID          L12357       1 EXEC CHAIR AMBIANCE CONCO
Boise, ID          L12356       7 LEATHER CHAIRS AND 1 CABI
Boise, ID          L12350       2 SIDE CHAIR FOXTROT CHERRY
Boise, ID          L12351       2 SIDE CHAIR FOXTROT EBONY
Boise, ID          L12352       2 SIDE CHAIR FOXTROT EBONY
Boise, ID          L12353       2 SIDE CHAIR FOXTROT EBONY
Boise, ID          L12354       2 SIDE CHAIR FOXTROT EBONY
Boise, ID          L12355       2 FOXTROT EBONY FRAME CHAIR
Boise, ID          L12348       VENEER TABLE TOP AND BASE

                   ORACLE
   LOCATION        ASSET #             DESCRIPTION
------------------------------------------------------------
BLDG & LHI.LHI
Boise, ID          L12154       EXPANSION OF COMPUTER ROOM
Boise, ID          L12153       AIR CONDITIONING SYSTEM FOR
Boise, ID          L12148       EXPANSION OF COMPUTER ROOM
Boise, ID          L12147       NEW FLOOR COVERING SOUNDPR
Boise, ID          L12152       ADD OUTLETS AND DROPS AND 2
Boise, ID          L12149       PIPE WORK AND CIRCUITRY
Boise, ID          L12151       WIRING WORK ORDER 0101
Boise, ID          L12150       AIR CONDITIONER FOR LAN ROO
Boise, ID          L12146       REMODELING
Boise, ID          L12144       WIRING WORK ORDER 0101
Boise, ID          L12142       COFFEE STATION PARTIAL PY
Boise, ID          L12139       REMODELING
Boise, ID          L12138       COFFEE STATION FINAL PYMT
Santa Clara, CA    L12158       INSTALL CABLING
Santa Clara, CA    L12155       28 WORKSTATION OUTLETS
Santa Clara, CA    L12145       ELECTRICAL WORK
Santa Clara, CA    L12143       INSTALL CABLING
Santa Clara, CA    L12141       ADD"L WORKSTATION OUTLETS
Santa Clara, CA    L12140       ADD"L WORK SANTA CLARA

EDP & COM.DP AND COM
Boise, ID          L12335       FORMER PIP SUPPLY CHAIN PR
Boise, ID          L12334       FORMER PIP SUPPLY CHAIN P
Boise, ID          L12333       NOV98 TRF FROM PIP TO DP F
Boise, ID          L12332       NOV98 TRF FROM PIP TO DP FA
Boise, ID          L12330       SILICON EMSEMBLE DSM AND SO
Boise, ID          L12315       NETAPP F740 FILER SYSTEM
Boise, ID          L12322       NOV98 TRF FROM PIP TO DP F
Boise, ID          L12313       FORMER PIP SUPPLY CHAIN PR
Boise, ID          L12311       FORMER PIP SUPPLY CHAIN P
Boise, ID          L12300       SUN WORKSTATION INCLUDING M
Boise, ID          L12314       300MHZ ULTRA 2
Boise, ID          L12305       TWO 250 MHZ PROCESSORS AND C
Boise, ID          L12277       ORACLE8 ENTERPRISE V.8F S
Boise, ID          L12297       CRI INTERNET PROJECT AND
Boise, ID          L12255       ULTRA10 440
Boise, ID          L12288       NOV98 TRF FROM PIP TO DP F
Boise, ID          L12234       ASM 3500 SOLARIS
Boise, ID          L12336       FORMER PIP LIBRARY
Boise, ID          L12331       TRF FROM PIP LIBRARY SY
Boise, ID          L12329       DRACULA/VIRTUOSO SOFTWARE
Boise, ID          L12324       TRF FROM PIP LIBRARY A
Boise, ID          L12328       VARIOUS COMPUTER EQUIP
Boise, ID          L12318       NETAPP F740 FILER SYSTEM
Boise, ID          L12320       VARIOUS HARDWARE AND SOFTWA
Boise, ID          L12310       R4861 STATION AND PROBE AND
Boise, ID          L12316       TRF FROM PIP LIBRARY A
Boise, ID          L12308       THERMAL CENTRAL CONTROL SYS
Boise, ID          L12307       UPDATE AA18LP LIBRARIES TO
Boise, ID          L12306       SEMICONDUCTOR PARAMETER ANA
Boise, ID          L12304       STORAGE HDs
Boise, ID          L12301       INFINIIUM OSCILLOSCOPE
Boise, ID          L12299       ODYSSEY CONSULTING LIBRARY
Boise, ID          L12298       ULTRAMD 4450 4MB CACHE
Boise, ID          L12292       3 SUN ULTRA 10 MODEL 40 WOR
Boise, ID          L12287       VIRTUSO SCHEMATIC COMPOSER
Boise, ID          L12294       HP PULSE GENERATOR TEK DP
Boise, ID          L12281       ULTRA 10 MODEL 440 WORKSTAT
Boise, ID          L12280       4 THINKPAD 570 PII MODEL 26
Boise, ID          L12285       STORAGE HDs AND CABLE

                   ORACLE
   LOCATION        ASSET #           DESCRIPTION
------------------------------------------------------------
BLDG & LHI.LHI
Boise, ID          L12270       DEVELOP A DESIGN AVANT VIE
Boise, ID          L12268       4 COMPAQ DESKPROS
Boise, ID          L12265       5 COMPAQ DESKPROS
Boise, ID          L12260       TIME INTERVAL, MEASUREMENTS
Boise, ID          L12264       CISCO 3620
Boise, ID          L12258       NETAPP HDW SUPPORT F740
Boise, ID          L12242       MZ 15EC AND ESD SIMULATOR
Boise, ID          179657       ThinkPad
Boise, ID          L12236       MODEL 228A VOLTAGE CURRENT
Boise, ID          L12228       60 150GB 8MM MAMMOTH2 TAP
Boise, ID          L12283       3 COMPAQ WORKSTATIONS
Boise, ID          L12232       COMPAQ PRO RELIANT
Boise, ID          L12226       SYNTH SIGNAL GENERATOR
Boise, ID          L12225       HP LT 8500N
Boise, ID          L12222       BACKUP SOFTWARE
Boise, ID          L12218       2 COMPAQ DESKPRO
Boise, ID          L12212       1 JET PRINTER AND 1 BW PRI
Boise, ID          L12235       PROJECTOR
Boise, ID          L12201       BACKUP SOFTWARE
Boise, ID          L12200       IBM THINKPAD
Boise, ID          L12279       VARIOUS COMPUTER EQUIPMENT
Boise, ID          L12198       DEVELOP A DESIGN AVANT VI
Boise, ID          L12227       16P TAPE BACKUP AUTOLOADER
Boise, ID          L12273       256MB 18GB HDD PROLIANT
Boise, ID          L12215       COMPAQ HARD DRIVES
Boise, ID          L12213       TELECOM NETWORK ITEMS
Boise, ID          L12266       3 PERSONAL COMPUTERS AND 1
Boise, ID          L12207       2 17IN MONITORS AND 2 COM
Boise, ID          L12204       VARIOUS IBM HARDWARE DRIVE
Boise, ID          L12257       256MB MEMORY AND 4.2GB INT
Boise, ID          L12251       HP PRINTER
Boise, ID          L12250       FOUR PENTIUM II 266MHZ
Boise, ID          L12193       TRANSPORT NX 15.0
Boise, ID          L12237       THINKPAD LAPTOP
Boise, ID          L12186       MICRON LAPTOP 2.4GB
Boise, ID          L12233       VARIOUS COMPUTER EQUIPMENT
Boise, ID          L12183       ADDITIONAL MEMORY
Boise, ID          L12169       VP VEE 5.0 FOR WINDOWS
Boise, ID          L12208       THINKPAD 765L
Boise, ID          L12192       IBM POWER PC750 MICROPROCES
Boise, ID          L12189       12GB DAT DRIVE
Boise, ID          L12185       ARCK SERVE ENTERPRISE AND B
Boise, ID          L12175       MONITOR AND CDROM AND KEYB
Boise, ID          L12173       COMPUTER EQUIPMENT
Boise, ID          L12171       HEWLETT PACKARD LASERJET PR
Boise, ID          L12167       USE TAX ON 1997 PURCHASE
Boise, ID          L12158       S AND H FOR INVOICE NO 3957
Boise, ID          L12161       AD1200 129L 1
Boise, ID          L12162       15 TATUNG DIGITAL MONITOR
Boise, ID          L12165       HTDM RATE CHANGE/FACILITY C
Boise, ID          L12176       AD 1200 129L1
Boise, ID          L12199       2 DESKPRO 2000 AND ACCESSOR
Boise, ID          L12206       4 MULTISCAN 17E2T AND ACCES
Boise, ID          L12223       HP PRINTER
Boise, ID          L12230       9.10GB SCSI UL TRAWIDE PLUG
Boise, ID          L12240       512 KMB KIT FOR COMPAQ
Boise, ID          L12269       4 DESKPRO 6000 AND ACCESSO
Boise, ID          L12271       SWITCH COMPONENT
Boise, ID          L12272       SWITCH COMPONENT
Boise, ID          L12275       DESKPRO 6000 UPS MODEL 3000

                   ORACLE
   LOCATION        ASSET #                 DESCRIPTION
--------------------------------------------------------------------
BLDG & LHI.LHI
Boise, ID          L12283       SURE STORE DLT AND ACCESSOR
Boise, ID          L12284       ARMADA PENTIUM AND DESKPRO
Boise, ID          L12289       COPIER
Boise, ID          L12295       COMPAQ PROLIANT 6000 WITH 1
Boise, ID          L12296       SWITCH COMPONENT
Santa Clara, CA    L12326       VARIOUS COMPUTER EQUIPMENT
Santa Clara, CA    L12327       PRODUCTS SHOWN IN QUOTE 53
Santa Clara, CA    L12319       VARIOUS HARDWARE AND SOFTWA
Santa Clara, CA    L12302       ULTRA60 MODL2450 DUAL 450
Santa Clara, CA    L12308       COMPUTER EQUIPMENT
Santa Clara, CA    L12303       CAPITALIZED SALARIES SCP
Santa Clara, CA    L12278       IBM THINKPAD AND ACCESSORIE
Santa Clara, CA    L12256       8 9.1GB INTERNAL DISKS 72
Santa Clara, CA    L12290       2 COMPAQ DESKPROS AND 1 ROU
Santa Clara, CA    L12286       LAN SEGMENTATION
Santa Clara, CA    L12274       4 PENTIUM DESKPRO PCS
Santa Clara, CA    L12221       IBM THINKPAD AND ACCESSORIE
Santa Clara, CA    L12261       NOV98 TRF FROM PIP TO DP F
Santa Clara, CA    L12259       1 MX3000 MATRIX UPS AND 4 S
Santa Clara, CA    L12248       MEMORY UPGRADES
Santa Clara, CA    L12191       3 9.1GB INTERNAL DISK DRI
Santa Clara, CA    L12239       COMPUTER EQUIPMENT
Santa Clara, CA    L12238       DESKSIDE AUTORAID ARRAY MOD
Santa Clara, CA    L12182       DC HARDWARE DATAMATRIX VERI
Santa Clara, CA    L12179       THT PRINTER AND ACCESS
Santa Clara, CA    L12219       IBM THINKPAD P166
Santa Clara, CA    L12220       IBM THINKPAD P166
Santa Clara, CA    L12214       16P SURESTORE DAT24X6E
Santa Clara, CA    L12211       3CPU DESKPRO
Santa Clara, CA    L12202       NOVELL NETWARE V4.11 25
Santa Clara, CA    L12197       11 ETHERNETS
Santa Clara, CA    L12196       IBM THINKPAD 600
Santa Clara, CA    L12194       IBM THINKPAD P166
Santa Clara, CA    L12187       SUPERSTACK SWITCH AND LAN S
Santa Clara, CA    L12168       9.1GB INTERNAL DISK 7200 FO
Santa Clara, CA    L12181       OMS ACCESS PROJECT TRF F
Santa Clara, CA    L12177       SUPERSTACK DESKTOP SWITCH
Santa Clara, CA    L12184       SWI PROJ 98 SOFTWARE
Santa Clara, CA    L12160       USE TAX ON INVOICE 251794 0
Santa Clara, CA    L12157       S&H FOR EIS INSTALLATION
Santa Clara, CA    L12159       OVERHEAD PROJECTOR TABLE
Santa Clara, CA    L12163       NEC MONITOR
Santa Clara, CA    L12168       NEC MONITOR AND ACCESSORIES
Santa Clara, CA    L12170       HP LASERJET PRINTER
Santa Clara, CA    L12172       IBM SELECTADOCK II NEC MONI
Santa Clara, CA    L12174       2 NEC MONITORS AND ACCESSOR
Santa Clara, CA    L12178       HP COLOR PRINTER AND ACCESS
Santa Clara, CA    L12180       HP LASERJET PRINTER AND ACC
Santa Clara, CA    L12184       3 NEC MONITORS
Santa Clara, CA    L12188       2 PRINTERS
Santa Clara, CA    L12190       INSTALLATION LABOR AND MATE
Santa Clara, CA    L12195       HP LASERJET PRINTER
Santa Clara, CA    L12203       IBM CPU TPAD
Santa Clara, CA    L12205       HARDDRIVE AND CD ROM UPGRA
Santa Clara, CA    L12208       IBM CPU TPAD
Santa Clara, CA    L12210       PROJECTOR AND SOFTBOARD AND
Santa Clara, CA    L12216       ETHERNET AND HSS 3 PORT
Santa Clara, CA    L12217       FULL SIZE SOFT BOARD FOR W1
Santa Clara, CA    L12224       2 COMPAQ DESKPRO AND ACCESS
Santa Clara, CA    L12229       IBM THINKPAD AND ACCESS AND ACCESORIE

                   ORACLE
   LOCATION        ASSET #           DESCRIPTION
------------------------------------------------------------
BLDG & LHI.LHI
Boise, ID          L12344       EXEC CHAIR MILESTONE EBONY
Boise, ID          L12345       EXEC CHAIR MILESTONE EBONY
Boise, ID          L12346       EXEC CHAIR MILESTONE EBONY
Boise, ID          L12347       EXEC CHAIR MILESTONE EBONY
Boise, ID          L12342       AERON EXEC DARK GREY CHAIR
Boise, ID          L12341       2 CONFERENCE CHAIRS
Boise, ID          L12340       1 KNEE TILT OPEN ARM CHAIR
Boise, ID          L12339       SPLIT TOP TABLE
Boise, ID          L12337       FAB BOARD F WN F
Santa Clara        L12400       7 HERMAN MILLER BRAND CHAIR
Santa Clara        L12397       HERMAN MILLER BRAND FURNITU
Santa Clara        L12396       CUBICLES PARTIAL PYMT
Santa Clara        L12388       20 EXECUTIVE CHAIRS
Santa Clara        L12394       8 COMPLETE OFFICES
Santa Clara        L12392       HERMAN MILLER BRAND FURNITU
Santa Clara        L12390       8 COMPLETE OFFICES
Santa Clara        L12387       15 CHAIRS
Santa Clara        L12385       CUBICLE WORKSTATIONS
Santa Clara        L12383       HERMAN MILLER FURNITURE FIN
Santa Clara        L12382       24 CHAIRS
Santa Clara        L12379       HERMAN MILLER BRAND FURNITU
Santa Clara        L12378       8 CHAIRS
Santa Clara        L12376       4FT TABLE AND CREDENZA AND
Santa Clara        L12373       2 DESK SET UPS TABLE AND CR
Santa Clara        L12368       HERMAN MILLER BRAND FURNITU
Santa Clara        L12367       2 WORKSTATION OUTLETS
Santa Clara        L12349       AERON CHAIR AND HERMAN MILL
Santa Clara        L12338       FREIGHT FOR 24 CHAIRS

MAIN EQUIP. MACH & EQUIP
Buchon Fab         L12406       USED PROBER
Boise, ID          L12407       ODYSSEY LIBRARY CNSLT BUSH
Buchon Fab         L12406       MODEL 34A PICOPROBE WITH TI

                                  SCHEDULE 1.10
                               ASSUMED LIABILITIES

- All financing obligations or other liabilities arising after the Closing Date which relate to the personal property Assets transferred pursuant to Section 3.1(a).

- All obligations and liabilities arising after the Closing Date under the real property Leases transferred pursuant to Section 3.1(b).

                                  SCHEDULE 1.10
                                     LEASES

- Lease Agreement between Amkor Technology, Inc. and MK Plaza Trust dated August 14, 1997 for office space located at 720 Park Boulevard, Suite 230, Boise, Idaho 83712.

- Sublease Agreement between Amkor Technology, Inc. (Sublessor) and Department of Environmental Quality, State of Idaho (Sublessee) dated June 1, 2001 for office space located at 720 Park Boulevard, Suite 230, Boise Idaho 83712.

                                  SCHEDULE 4.1
                  TRANSFERRING EMPLOYEES/SEVERANCE OBLIGATIONS

     NAME                             BUSINESS_TITLE                     LOCATION          ANNUAL_RT          HIRE DATE
     ----                             --------------                     --------          ---------          ---------
Miro, Andrew                     Director, Sales Waferfab                  AU              125,000.02          7/30/01
Stone, Kenneth                   Sr Engineer, Staff - Cust Svc             AU              100,000.16          4/29/02
Dickson, Mary Jo                 Executive Assistant                       ID               41,000.18           8/1/97
Aplin, Gordon Frederick          Engineer, Staff-VLSI Design               ID               85,800.00           5/1/00
Berry, David C.                  Engineer, Staff                           ID               71,280.25           4/3/00
Jarvinen, John R.                Manager, Network & Systems                ID               81,388.06           8/1/97
Jones, Richard A.                Director, Business Planning NA            ID               84,851.29         12/15/97
Leischner, Antonino R.           Engineer, Staff - CSE                     ID               85,500.22          3/13/00
McKinney, Jerry W.               VP, Business Operation                    ID              140,000.02          8/18/97
Powers, Shannon M.               Sr Analyst, Business Planning             ID               67,100.02          11/8/99
Ruffalo, Phillip J.              Analyst                                   ID               60,195.64           3/1/99
Scott, Michael L.                VP, Business Planning                     ID              140,000.02          10/1/97
Thompson, David T.               Analyst                                   ID               58,500.00           6/5/00
Puranikmath, Shivayogi           VP, Engineering                           SC              180,000.08         10/22/01
Borlase, Deborah J.              Analyst, Sales                            SCWF             60,139.82           8/1/97
Maune, Ernest J.                 Sr VP, North American Sales               SCWF            180,000.00           5/1/97
Moore, Robert W.                 Director, Sales                           SCWF            150,000.24          6/12/01

                                  SCHEDULE 5.4

            SHARED IT DATABASES AND RESOURCES BETWEEN ATI, AWFS & ASI
                               REVISION 1/10/2002

---------------------------------------------------------------------------------------------------------
                SYSTEM DESCRIPTION                                         LOCATION              TYPE
---------------------------------------------------------------------------------------------------------
ATK Network - Connects FAB to Amkor International Network in         ATK                      Network
Korea for data transfer to Amkor/AWFS systems
---------------------------------------------------------------------------------------------------------
Amkor International Network - Allows data flow from FAB to           West Chester to Korea    Network
Amkor Systems
---------------------------------------------------------------------------------------------------------
Amkor Domestic Wide Area Network - Connects Amkor West Chester       West Chester, Boise,     Network
computer center to other AWFS locations in Boise and Santa Clara     Santa Clara
---------------------------------------------------------------------------------------------------------
Amkor European Network - Tail circuit from Amkor Ferney Voltaire     Europe                   Network
office to AWFS office in Lyon. AWFS then rides our international circuit from Ferney to Amkor Domestic Network
---------------------------------------------------------------------------------------------------------
Internet services via West Chester Internet Connection -             West Chester             Network
Provides path for Web Browsing, SMTP email, and Ecommerce.
Includes firewalls.
---------------------------------------------------------------------------------------------------------
Voice Tie Lines - Voice riding on our data network and no cost /     Boise, Santa Clara,      Network
minute                                                               FAB
---------------------------------------------------------------------------------------------------------
Internet Services via Boise Internet Connection - Provides           Boise                    Network
Internet access for engineering design exchanges
---------------------------------------------------------------------------------------------------------
CSS AS400 database - provides a central data store for               West Chester             Application
manufacturing reporting. Fed by FAB
---------------------------------------------------------------------------------------------------------
Web.Data Ecommerce support - Provides infrastructure and systems     West Chester             Application
to provide web based reports to customers over the internet
---------------------------------------------------------------------------------------------------------
HR systems                                                           Chandler                 Application
---------------------------------------------------------------------------------------------------------
Email/Groupware - In addition to dedicated server for Boise for      All Sites                Application
email, AWFS utilizes the Amkor Domino system for email
distribution to other sites
---------------------------------------------------------------------------------------------------------
Finance / Accounting for Lyon - Currently provided by Amkor          Europe                   Application
Ferney Voltaire office
---------------------------------------------------------------------------------------------------------
Finance / Accounting for AWFS Boise - ??                             Boise                    Application
---------------------------------------------------------------------------------------------------------
SPAM filtering - Email Spam filtering provided by Amkor              Boise, Santa Clara       Application
outsourced vender
---------------------------------------------------------------------------------------------------------
Software Licenses - Included Lotus Notes Client, Lotus Domino        Boise, Santa Clara,      Software
Server, Lotus Sametime, Cadence Designs SW, MS Office, Cold          FAB
Fusion, Anti Virus SW, Novel, Oracle DB (off Amkor Oracle
Enterprise License),
---------------------------------------------------------------------------------------------------------
WorkStations - PC and Sun workstations                               Boise, Santa Clara,      Hardware
                                                                     FAB
---------------------------------------------------------------------------------------------------------
Billing Services - Amkor loads AWFS invoice data into Amkor          Boise, West Chester      Application
Financial Systems
---------------------------------------------------------------------------------------------------------